                                                                Exhibit a.I.(10)

                               ECLIPSE FUNDS INC.
                             ARTICLES SUPPLEMENTARY

         Eclipse Funds Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Under a power contained in Article V, Section 5.7 of the charter of the Corporation ("Charter"), and pursuant to Sections 2-105(a)(9) and 2-208 of the Maryland General Corporation Law (the "MGCL"), the Board of Directors of the Corporation ("Board"), by resolutions duly adopted at a meeting held on September 24, 2003, amended the charter of the Corporation by reclassifying 500,000,000 authorized but unissued shares of Eclipse Tax Free Bond Fund No-Load Class Shares, par value $0.01 per share, and 500,000,000 authorized but unissued shares of Eclipse Tax Free Bond Fund Service Class Shares, par value $0.01 per share, as shares of Common Stock of the Corporation (without further classification), par value $0.01 per share, each with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of shares of Common Stock of the Corporation, par value $0.01 per share, as set forth in Article V of the Charter and in any other provisions of the Charter relating to Common Stock of the Corporation generally.

         SECOND: As of the filing of these Articles Supplementary, the Corporation shall have authority to issue 25,000,000,000 Shares of Common Stock, par value $0.01 per share, having an aggregate par value of $250,000,000. These Shares are classified as follows:

                                                                       AUTHORIZED SHARES
            NAME OF SERIES                           NAME OF CLASS       (IN MILLIONS)
---------------------------------------              -------------     -----------------
Eclipse Bond Fund                                     No-Load                  500
Eclipse Bond Fund                                     Service                  500
Eclipse International Broad Market Fund               No-Load                  500
Eclipse International Broad Market Fund               Service                  500
Eclipse Indexed Bond Fund                             No-Load                  500
Eclipse Indexed Bond Fund                             Service                  500
Eclipse Index Equity Fund                             No-Load                  333
Eclipse Index Equity Fund                             Service                  333
Eclipse Index Equity Fund                             L                        334
Eclipse International Equity Fund                     No-Load                  500
Eclipse International Equity Fund                     Service                  500
Eclipse Money Market Fund                             No-Load                4,000
Eclipse Money Market Fund                             Service                4,000

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

                                                                Exhibit a.I.(10)

Money Market Fund                                     Sweep Shares           4,000
Eclipse Asset Manager Fund                            No-Load                  333
Eclipse Asset Manager Fund                            Service                  333
Eclipse Asset Manager Fund                            L                        334
Eclipse Short-Term Bond Fund                          No-Load                  333
Eclipse Short-Term Bond Fund                          Service                  333
Eclipse Short-Term Bond Fund                          L                        334
Eclipse Value Equity Fund                             No-Load                  500
Eclipse Value Equity Fund                             Service                  500
Eclipse Growth Equity Fund                            No-Load                  500
Eclipse Growth Equity Fund                            Service                  500
Eclipse Mid Cap Core Fund                             No-Load                  500
Eclipse Mid Cap Core Fund                             Service                  500
Eclipse Core Bond Plus Fund                           No-Load                  333
Eclipse Core Bond Plus Fund                           Service                  333
Eclipse Core Bond Plus Fund                           L                        334
Eclipse Tax-Managed Equity Fund                       No-Load                  333
Eclipse Tax-Managed Equity Fund                       Service                  333
Eclipse Tax-Managed Equity Fund                       L                        334
Common Stock (without further classification)                                1,000

         THIRD: The Eclipse Tax Free Bond Fund, No-Load Class Shares and the Eclipse Tax Free Bond Fund, Service Class Shares, have been reclassified by the Board under the authority granted to it in the Charter.

         FOURTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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

                                                                Exhibit a.I.(10)

         IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Assistant Secretary on November 4, 2003.

ATTEST:                               ECLIPSE FUNDS INC.

/s/ Robert A. Anselmi                 By: /s/ Stephen C. Roussin (SEAL)
-------------------------                 ----------------------
    Robert A. Anselmi                         Stephen C. Roussin
    Secretary                                 President

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